Exhibit (5)

   ARTICLES OF AMENDMENT -  BUSINESS/PROFESSIONAL/NONPROFIT

Phone:  (503) 986-2200
Fax:  (503) 378-4381

Secretary of State                           For office use only
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327

 Check the appropriate box below:

 /X/  BUSINESS/PROFESSIONAL CORPORATION
     (Complete only 1, 2, 3, 4, 6, 7)
 / / NONPROFIT CORPORATION
     (Complete only 1, 2, 3, 5, 6, 7)

Registry Number: 034685-19
Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink
_________________________________________________________________

1)  NAME OF CORPORATION PRIOR TO AMENDMENT:  Americold Corporation.

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)
                       See attached sheet.

3)  THE AMENDMENT WAS ADOPTED ON:  June 20, 1996.
(If more than one amendment was adopted, identify the date of adoption of each amendment.)

          BUSINESS/PROFESSIONAL CORPORATION ONLY

4)  CHECK THE APPROPRIATE STATEMENT

/X/  Shareholder action was required to adopt the amendment(s).
   The vote was as follows:

                        Number
Class or   Number of    of votes    Number of    Number of
series of  shares       entitled    votes cast   votes cast
shares:    outstanding: to be cast: FOR:         AGAINST:

Common      4,931,194     4,931,194        2,739,000     -0-
Stock

/ / Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

/ / The corporation has not issued any shares of stock.
    Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

         NONPROFIT CORPORATION ONLY

5)  CHECK THE APPROPRIATE STATEMENT

/ / Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

/ / Membership approval was required. The membership vote was as follows:

Class(es)     Number of   Number of       Number     Number
entitled      members     votes           of         of
to            entitled    entitled        votes      votes
vote:         to vote:    to be cast:     cast FOR:  cast AGAINST:

6)  EXECUTION

Printed Name           Signature                 Title

Ronald H. Dykehouse    /s/ Ronald H. Dykehouse  Chairman of the
                                                Board, President
                                                and Chief
                                                Executive Officer

7)  CONTACT NAME        Daytime Phone Number

    Nancy P. Hinnen     (503) 221-1440



FEES:  Make check for $10 payable to "Corporation Division."  NOTE:
Filing fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

Americold Corporation
Articles of Amendment
Registry No. 034685-19




Article III of the Second Restated Articles of Incorporation (the "Articles") of the Corporation, as amended by (i) the Statement of Preferences, Limitations and Relative Rights of Cumulative Preferred Stock (the "Statement") filed with the Secretary of State of the State of Oregon (the "Secretary") on September 28, 1988,
(ii) the Amendment to the Statement filed with the Secretary on August 22, 1989 and (iii) the Amendment to Article III of the Articles filed with the Secretary on June 30, 1995, is hereby amended by restating Article III of the Articles in its entirety as follows:


                        "ARTICLE III
     "The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred
 Stock, $100 par value per share."